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                                                                    EXHIBIT 16.1

                                  [LETTERHEAD]

                                                               November 22, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:


     We have read the statements made by Masada Security Holdings, Inc. as part of its Form S-1 registration statement, which we understand was initially filed with the Commission on October 4, 1996, and is being amended on November 22, 1996, pursuant to Item 304 of Regulation S-K. We agree with the statements concerning our Firm in such Form S-1 registration statement.


                                          Very truly yours,

                                          COOPERS & LYBRAND L.L.P.
                                          Birmingham, Alabama